Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 2, Suite 700		Dan Campbell, VP of Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Reports Third Quarter Financial Results
and Increases 2010 DCF Guidance

DENVER—November 8, 2010—MarkWest Energy Partners, L.P. (NYSE: MWE) (the Partnership) today reported quarterly cash available for distribution to common unitholders, or distributable cash flow (DCF), of $54.7 million for the three months ended September 30, 2010, and $171.9 million for the nine months ended September 30, 2010. DCF for the three months and nine months ended September 30, 2010, represents 120 percent and 125 percent coverage, respectively, of the cash distributions declared for those periods. As a Master Limited Partnership, cash distributions to common unitholders are largely determined based on DCF. A reconciliation of DCF to net income (loss), the most directly comparable GAAP financial measure, is provided within the financial tables of this press release.

The Partnership reported Adjusted EBITDA of $83.7 million for the three months ended September 30, 2010, and $244.9 million for the nine months ended September 30, 2010. MarkWest believes the presentation of Adjusted EBITDA provides useful information because it is commonly used by investors in Master Limited Partnerships to assess financial performance and operating results of ongoing business operations.  A reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, is provided within the financial tables of this press release.

The Partnership reported income (loss) before provision for income tax for the three months and nine months ended September 30, 2010, of $(28.9) million and of $84.5 million, respectively. Income (loss) before provision for income tax includes non-cash gain (loss) associated with the change in mark-to-market of derivative instruments of $(50.6) million and $14.8 million for the three and nine months ended September 30, 2010, respectively. Excluding non-cash gain (loss) associated with the change in mark-to-market of derivative instruments, income before provision for income tax for the three and nine months ended September 30, 2010, would have been $21.7 million and $69.7 million, respectively.

“We are very pleased with our third quarter performance and our ability to increase full-year guidance for both distributable cash flow and DCF coverage,” said Frank Semple, Chairman, President and Chief Executive Officer.  “We have been able to deliver strong financial results and further strengthen our balance sheet while executing our strategic growth objectives in some of the most exciting resource plays in the U.S.  The combination of high-quality assets, significant organic growth opportunities, and balance sheet strength puts MarkWest in a very good position to deliver long-term, top-quartile total returns for our unitholders.”

THIRD QUARTER 2010 HIGHLIGHTS

Capital Markets

•                  In July 2010, the Partnership executed a $705 million senior secured revolving credit facility that matures in July 2015.  The new credit facility provides additional financial flexibility, lowers the Partnership’s borrowing costs, and maintains key financial covenants substantially unchanged from the previous $435.6 million credit facility.

•                  Subsequent to the end of the third quarter, the Partnership completed a public offering of $500 million of 6.75% senior unsecured notes due 2020. The Partnership used the net proceeds from the offering to complete a cash tender offer for approximately 94 percent of the outstanding $375 million aggregate principal amount of its 6.875% senior notes due 2014, and to repay borrowings under its revolving credit facility and provide working capital for general Partnership purposes.

Business Development

•                  Liberty — In September 2010, MarkWest Liberty and NiSource Midstream Services announced the commencement of operations of jointly developed natural gas gathering, processing, and transmission projects in Majorsville, West Virginia. The gathering and processing facilities are fully contracted and will serve various producers, including affiliates of Chesapeake Energy Corporation, Chief Oil & Gas, CONSOL Energy/CNX Gas, Range Resources, and Statoil.

MarkWest Liberty’s role in the joint development of the Majorsville complex is to provide natural gas processing and natural gas liquids (NGL) transportation, fractionation, storage, and marketing.  In that capacity, MarkWest Liberty commenced operations in September 2010 of a 120 million cubic feet per day (MMcf/d) cryogenic natural gas processing plant at the Majorsville complex and a 35-mile NGL pipeline that connects the Majorsville complex to MarkWest Liberty’s midstream complex in Houston, Pennsylvania, where NGLs are fractionated, transported, stored, and marketed into high-value markets in the northeastern United States.  In 2011, MarkWest Liberty plans to expand its cryogenic processing capacity at the Majorsville complex to 270 MMcf/d.  In addition, MarkWest Liberty is constructing fractionation capacity of 60,000 barrels per day at its Houston complex to accommodate the significant increase in NGL production resulting from processing expansions currently underway at its Houston and Majorsville locations.

Financial Results

Balance Sheet

•                  At September 30, 2010, the Partnership had $62.3 million of cash and cash equivalents in wholly owned subsidiaries and $581.8 million available for borrowing under its $705 million revolving credit facility after consideration of $21.4 million of outstanding letters of credit.

Operating Results

•                  Operating income before items not allocated to segments for the three months ended September 30, 2010, was $106.6 million compared to segment operating income of $83.4 million in the same period in 2009. This increase is primarily attributable to higher commodity prices compared to the prior year quarter, an increase in throughput volumes and NGL sales in certain business units, and a larger contribution from the Liberty segment.

•                  Operating income before items not allocated to segments does not include realized gain (loss) on commodity derivative instruments. Realized losses on commodity derivative instruments were $(5.7) million in the third quarter of 2010 compared to realized losses on commodity derivative instruments of $(6.0) million in the third quarter of 2009.

Growth Capital Expenditures

•                  For the three months and nine months ended September 30, 2010, the Partnership’s portion of growth capital expenditures was $63.3 million and $209.2 million, respectively.

2010 DCF AND GROWTH CAPITAL FORECAST

The Partnership increased its 2010 DCF forecast to a range of $225 million to $235 million. The midpoint of this range provides for approximately 125 percent coverage of the Partnership’s full-year distribution based on current quarterly distributions and common units outstanding.

The Partnership’s portion of growth capital expenditures for 2010 are forecasted at approximately $300 million and maintenance capital for 2010 is forecasted at approximately $10 million.

2011 DCF AND GROWTH CAPITAL FORECAST

For 2011, the Partnership forecasts DCF in a range of $240 million to $280 million based on forecasted operational volumes from existing operations and growth capital projects; derivative instruments currently outstanding; a reasonable range of price estimates for crude oil and natural gas; and no acquisitions.  The midpoint of this range results in approximately 140 percent coverage of the Partnership’s full-year distribution based on current quarterly distributions and common units outstanding.  A sensitivity analysis for forecasted 2011 DCF is provided within the tables of this press release.

The Partnership’s portion of growth capital expenditures for 2011 are forecasted in a range of $300 million to $350 million and maintenance capital for 2011 is currently forecasted in a range of $10 million to $15 million.

CONFERENCE CALL

The Partnership will host a conference call and webcast on Tuesday, November 9, 2010, at 4:00 p.m. Eastern Time to review its third quarter 2010 financial results. Interested parties can participate in the call by dialing 800-475-0218, passcode “MarkWest”, approximately ten minutes prior to the scheduled start time. To access the webcast, please visit the Investor Relations section of the Partnership’s website at www.markwest.com. A replay of the conference call will be available on the MarkWest website or by dialing 800-294-5087 (no passcode required).

###

MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2009, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.

MarkWest Energy Partners, L.P.

Financial Statistics

(unaudited, in thousands, except per unit data)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Statement of Operations Data
Revenue:
Revenue	$292,370	$207,933	$884,933	$576,300
Derivative (loss) gain	(36,959)	9,758	2,707	(65,173)
Total revenue	255,411	217,691	887,640	511,127

Operating expenses:
Purchased product costs	136,700	91,086	409,119	274,052
Derivative loss related to purchased product costs	19,996	7,816	24,993	39,954
Facility expenses	37,934	30,165	113,266	93,945
Derivative (gain) loss related to facility expenses	(564)	1,347	(436)	122
Selling, general and administrative expenses	17,137	15,477	55,064	46,265
Depreciation	31,362	25,264	89,367	69,621
Amortization of intangible assets	10,193	10,193	30,579	30,638
Loss on disposal of property, plant and equipment	1,937	633	2,116	1,432
Accretion of asset retirement obligations	70	56	282	147
Impairment of long-lived assets	—	—	—	5,855
Total operating expenses	254,765	182,037	724,350	562,031

Income (loss) from operations	646	35,654	163,290	(50,904)

Other income (expense):
Earnings from unconsolidated affiliates	—	169	1,517	1,260
Interest income	422	100	1,185	201
Interest expense	(26,433)	(23,440)	(75,970)	(63,964)
Amortization of deferred financing costs and discount (a component of interest expense)	(3,625)	(3,091)	(8,517)	(6,528)
Derivative gain related to interest expense	—	2,265	1,871	2,265
Miscellaneous income, net	76	825	1,129	2,546
(Loss) income before provision for income tax	(28,914)	12,482	84,505	(115,124)

Provision for income tax (benefit) expense:
Current	3,533	(46)	10,254	6,530
Deferred	(13,771)	624	(45)	(34,693)
Total provision for income tax	(10,238)	578	10,209	(28,163)

Net (loss) income	(18,676)	11,904	74,296	(86,961)

Net income attributable to non-controlling interest	(8,475)	(3,624)	(19,720)	(1,914)

Net (loss) income attributable to the Partnership	$(27,151)	$8,280	$54,576	$(88,875)

Net (loss) income attributable to the Partnership’s common unitholders per common unit:
Basic	$(0.39)	$0.13	$0.77	$(1.52)
Diluted	$(0.39)	$0.13	$0.77	$(1.52)

Weighted average number of outstanding common units:
Basic	71,438	63,026	69,685	59,168
Diluted	71,438	63,026	69,831	59,168

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$66,602	$33,018	$197,238	$147,865
Investing activities	$(120,806)	$(78,890)	$(373,649)	$(404,687)
Financing activities	$17,828	$54,723	$177,154	$318,807

Other Financial Data
Distributable cash flow	$54,694	$40,343	$171,942	$129,196
Adjusted EBITDA	$83,737	$60,470	$244,882	$202,250

	September 30, 2010	December 31, 2009
Balance Sheet Data
Working capital	$43,324	$13,536
Total assets	3,294,318	3,014,737
Total debt	1,216,194	1,170,072
Total equity	1,612,784	1,379,393

MarkWest Energy Partners, L.P.

Operating Statistics

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Southwest
East Texas
Gathering systems throughput (Mcf/d)	433,000	455,100	433,600	456,700
NGL product sales (gallons)	60,204,100	66,996,400	186,287,500	180,059,000

Oklahoma
Foss Lake gathering system throughput (Mcf/d)	70,200	82,200	71,700	89,300
Stiles Ranch gathering system throughput (Mcf/d)	105,900	87,800	109,800	90,700
Grimes gathering system throughput (Mcf/d)	7,500	9,400	7,800	10,100
Arapaho NGL product sales (gallons)	33,822,300	33,723,900	93,359,400	92,854,000
Southeast Oklahoma gathering system throughput (Mcf/d)	535,800	389,100	524,100	403,700
Arkoma Connector Pipeline throughput (Mcf/d) (1)	396,800	229,000	378,900	229,000

Other Southwest
Appleby gathering system throughput (Mcf/d)	29,700	44,200	31,900	50,200
Other gathering systems throughput (Mcf/d) (2)	7,300	10,500	8,300	10,700

Northeast
Appalachia (3)
Natural gas processed (Mcf/d)	190,300	197,200	194,400	197,700

Keep-whole sales (gallons)	28,741,100	26,668,300	105,328,500	104,381,200
Percent-of-proceeds sales (gallons)	30,763,000	23,858,400	87,886,700	69,922,200
Total NGL product sales (gallons) (4)	59,504,100	50,526,700	193,215,200	174,303,400

Michigan
Crude oil transported for a fee (Bbl/d)	12,100	12,100	12,400	12,400

Liberty
Gathering system throughput (Mcf/d)	153,300	56,100	127,700	44,500
NGL product sales (gallons)	32,379,600	10,558,900	77,372,300	18,995,200

Gulf Coast
Javelina
Refinery off-gas processed (Mcf/d)	123,000	127,800	118,400	119,000
Liquids fractionated (Bbl/d)	23,100	24,500	22,800	23,200

(1)	We began commercial operation of the Arkoma Connector Pipeline in mid-July 2009. The volume reported for 2009 is the average daily rate for the days of operation.
(2)	Excludes lateral pipelines where revenue is not based on throughput.
(3)	Includes throughput from the Kenova, Cobb, and Boldman processing plants.
(4)

Represents sales at the Siloam NGL fractionation plant. The total sales exclude 16,651,700 gallons and 6,602,400 gallons sold by the Northeast on behalf of Liberty for the three months ended September 30, 2010 and 2009, respectively, and 39,957,600 gallons and 13,122,500 gallons sold for the nine months ended September 30, 2010 and 2009, respectively.

MarkWest Energy Partners, L.P.

Operating Income before Items not Allocated to Segments and Reconciliation to GAAP Financial Measure

(unaudited, in thousands)

Three months ended September 30, 2010	Southwest	Northeast	Liberty	Gulf Coast	Total
Revenue	$159,044	$83,400	$28,606	$21,320	$292,370

Operating expenses:
Purchased product costs	74,835	55,879	5,986	—	136,700
Facility expenses	20,659	5,268	5,668	8,785	40,380
Total operating expenses before items not allocated to segments	95,494	61,147	11,654	8,785	177,080

Portion of operating income attributable to non-controlling interests	1,906	—	6,772	—	8,678
Operating income before items not allocated to segments	$61,644	$22,253	$10,180	$12,535	$106,612

Three months ended September 30, 2009	Southwest	Northeast	Liberty	Gulf Coast	Total
Revenue	$123,792	$55,554	$12,790	$15,797	$207,933

Operating expenses:
Purchased product costs	53,425	34,506	3,155	—	91,086
Facility expenses	17,893	4,832	3,435	3,869	30,029
Total operating expenses before items not allocated to segments	71,318	39,338	6,590	3,869	121,115

Portion of operating income attributable to non-controlling interests	980	—	2,470	—	3,450
Operating income before items not allocated to segments	$51,494	$16,216	$3,730	$11,928	$83,368

	Three months ended September 30,
	2010	2009
Operating income before items not allocated to segments	$106,612	$83,368
Portion of operating income attributable to non-controlling interests	8,678	3,450
Derivative (loss) gain not allocated to segments	(56,391)	595
Compensation expense included in facility expenses not allocated to segments	(404)	(243)
Facility expenses adjustments	2,850	107
Selling, general and administrative expenses	(17,137)	(15,477)
Depreciation	(31,362)	(25,264)
Amortization of intangible assets	(10,193)	(10,193)
Loss on disposal of property, plant and equipment	(1,937)	(633)
Accretion of asset retirement obligations	(70)	(56)
Income from operations	646	35,654
Other income (expense):
Earnings from unconsolidated affiliates	—	169
Interest income	422	100
Interest expense	(26,433)	(23,440)
Amortization of deferred financing costs and discount (a component of interest expense)	(3,625)	(3,091)
Derivative gain related to interest expense	—	2,265
Miscellaneous income, net	76	825
(Loss) income before provision for income tax	$(28,914)	$12,482

MarkWest Energy Partners, L.P.

Operating Income before Items not Allocated to Segments and Reconciliation to GAAP Financial Measure

(unaudited, in thousands)

Nine months ended September 30, 2010	Southwest	Northeast	Liberty	Gulf Coast	Total
Revenue	$479,051	$276,570	$66,354	$62,958	$884,933

Operating expenses:
Purchased product costs	220,849	179,700	8,570	—	409,119
Facility expenses	60,543	14,555	19,121	23,875	118,094
Total operating expenses before items not allocated to segments	281,392	194,255	27,691	23,875	527,213

Portion of operating income attributable to non-controlling interests	4,962	—	15,617	—	20,579
Operating income before items not allocated to segments	$192,697	$82,315	$23,046	$39,083	$337,141

Nine months ended September 30, 2009	Southwest	Northeast	Liberty	Gulf Coast	Total
Revenue	$339,967	$165,765	$29,510	$41,058	$576,300

Operating expenses:
Purchased product costs	150,456	117,540	6,056	—	274,052
Facility expenses	55,703	14,796	10,557	12,303	93,359
Total operating expenses before items not allocated to segments	206,159	132,336	16,613	12,303	367,411

Portion of operating income attributable to non-controlling interests	1,007	—	4,113	—	5,120
Operating income before items not allocated to segments	$132,801	$33,429	$8,784	$28,755	$203,769

	Nine months ended September 30,
	2010	2009

Operating income before items not allocated to segments	$337,141	$203,769
Portion of operating income attributable to non-controlling interests	20,579	5,120
Derivative loss not allocated to segments	(21,850)	(105,249)
Compensation expense included in facility expenses not allocated to segments	(1,412)	(801)
Facility expenses adjustments	6,240	215
Selling, general and administrative expenses	(55,064)	(46,265)
Depreciation	(89,367)	(69,621)
Amortization of intangible assets	(30,579)	(30,638)
Loss on disposal of property, plant and equipment	(2,116)	(1,432)
Accretion of asset retirement obligations	(282)	(147)
Impairment of long-lived assets	—	(5,855)
Income (loss) from operations	163,290	(50,904)
Other income (expense):
Earnings from unconsolidated affiliates	1,517	1,260
Interest income	1,185	201
Interest expense	(75,970)	(63,964)
Amortization of deferred financing costs and discount (a component of interest expense)	(8,517)	(6,528)
Derivative gain related to interest expense	1,871	2,265
Miscellaneous income, net	1,129	2,546
Income (loss) before provision for income tax	$84,505	$(115,124)

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

Distributable Cash Flow

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Net (loss) income	$(18,676)	$11,904	$74,296	$(86,961)
Depreciation, amortization, impairment, and other non-cash operating expenses	43,640	36,224	122,578	107,927
Amortization of deferred financing costs	3,625	3,091	8,517	6,528
Non-cash earnings from unconsolidated affiliates	—	(169)	(1,517)	(1,260)
Distributions from (contributions to) unconsolidated affiliates	1,353	(1,451)	2,508	(6,435)
Starfish partial insurance settlement	—	3,293	—	3,293
Non-cash compensation expense	1,447	723	6,456	3,342
Non-cash derivative activity	50,610	(7,667)	(14,782)	147,240
Provision for income tax - deferred	(13,771)	624	(45)	(34,693)
Cash adjustment for non-controlling interest of consolidated subsidiaries	(8,274)	(3,230)	(19,317)	(4,466)
Other	(1,259)	(695)	561	(24)
Maintenance capital expenditures	(4,001)	(2,304)	(7,313)	(5,295)
Distributable cash flow	$54,694	$40,343	$171,942	$129,196

Maintenance capital expenditures	$4,001	$2,304	$7,313	$5,295
Growth capital expenditures and equity investments	116,912	66,861	366,860	389,642
Total capital expenditures and equity investments	$120,913	$69,165	$374,173	$394,937

Distributable cash flow	$54,694	$40,343	$171,942	$129,196
Maintenance capital expenditures	4,001	2,304	7,313	5,295
Changes in receivables and other assets	(19,966)	(20,108)	(32,979)	(15,087)
Changes in accounts payable, accrued liabilities and other long-term liabilities	16,118	10,159	24,335	17,893
Derivative instrument premium payments, net of amortization	492	1,517	1,586	4,151
Contributions to unconsolidated affiliates	—	1,451	—	6,435
Cash adjustment for non-controlling interest of consolidated subsidiaries	8,274	3,230	19,317	4,466
Starfish partial insurance settlement	—	(3,293)	—	(3,293)
Other	2,989	(2,585)	5,724	(1,191)
Net cash provided by operating activities	$66,602	$33,018	$197,238	$147,865

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

Adjusted EBITDA

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Net (loss) income	$(18,676)	$11,904	$74,296	$(86,961)
Non-cash compensation expense	1,447	723	6,456	3,342
Non-cash derivative activity	50,610	(7,667)	(13,980)	147,240
Interest expense (1)	27,802	26,531	77,777	70,492
Depreciation, amortization, impairment, and other non-cash operating expenses	43,640	36,224	122,578	107,927
Provision for income tax	(10,238)	578	10,209	(28,163)
Adjustment for cash flow from unconsolidated affiliates	1,450	(169)	1,089	(282)
Adjustment related to non-wholly owned subsidiaries	(11,866)	(7,654)	(32,631)	(11,345)
Other	(432)	—	(912)	—
Adjusted EBITDA	$83,737	$60,470	$244,882	$202,250

(1) 2010 includes derivative activity related to interest expense and excludes interest expense related to the Steam Methane Reformer.

MarkWest Energy Partners, L.P.

Distributable Cash Flow Sensitivity Analysis

(unaudited, in millions)

MarkWest periodically estimates the effect on DCF resulting from its hedge program, changes in crude oil and natural gas prices, and the correlation of NGL prices to crude oil.  The table below reflects MarkWest’s estimate of the range of DCF for 2011 at the noted crude oil prices.  The analysis assumes various combinations of crude oil prices and the ratio of crude oil to gas based on three NGL correlation scenarios, including:

a.               The historical average NGL correlation to crude over the past three years.

b.              One standard deviation above the historical average NGL correlation to crude over the past three years.

c.               One standard deviation below the historical average NGL correlation to crude over the past three years.

The analysis further assumes derivative instruments outstanding as of November 2, 2010, and production volumes estimated through December 31, 2011.

The range of stated hypothetical changes in commodity prices considers current and historic market performance.  During the past 10 years, the annual average NGL correlation has ranged between one standard deviation below the historical average and one standard deviation above the historical average.

Estimated Range of 2011 DCF

		Crude Oil to Gas Ratio
Crude Oil Price	NGL Correlation	24:1	22:1	20:1	18:1	16:1
	One standard deviation above historical average	$362	$359	$356	$352	$347
$100	Historical average	$303	$300	$297	$293	$288
	One standard deviation below historical average	$243	$240	$237	$233	$229
	One standard deviation above historical average	$339	$336	$333	$330	$326
$90	Historical average	$285	$283	$280	$277	$272
	One standard deviation below historical average	$231	$229	$226	$222	$219
	One standard deviation above historical average	$313	$311	$308	$305	$302
$80	Historical average	$265	$263	$261	$257	$254
	One standard deviation below historical average	$217	$214	$212	$209	$206
	One standard deviation above historical average	$292	$290	$288	$286	$282
$70	Historical average	$250	$248	$246	$243	$240
	One standard deviation below historical average	$207	$205	$203	$200	$198
	One standard deviation above historical average	$273	$271	$269	$267	$264
$60	Historical average	$236	$234	$232	$230	$227
	One standard deviation below historical average	$198	$196	$195	$192	$190

The table is based on current information, expectations, and beliefs concerning future developments and their potential effects, and does not consider actions MarkWest management may take to mitigate exposure to changes.  Nor does the table consider the effects that such hypothetical adverse changes may have on overall economic activity.  Historical prices and correlations do not guarantee future results.

Although MarkWest believes the expectations reflected in this analysis are reasonable, MarkWest can give no assurance that such expectations will prove to be correct and readers are cautioned that projected performance, results, or distributions may not be achieved.  Actual changes in market prices, and the correlation between crude oil and NGL prices, may differ from the assumptions utilized in the analysis.  Actual results, performance, distributions, volumes, events, or transactions could vary significantly from those expressed, considered, or implied in this analysis.  All results, performance, distributions, volumes, events, or transactions are subject to a number of uncertainties and risks. Those uncertainties and risks may not be factored into or accounted for in this analysis.  Readers are urged to carefully review and consider the cautionary statements and disclosures made in MarkWest’s periodic reports filed with the SEC, specifically those under the heading “Risk Factors.”